UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         November 16, 2010

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On November 16, 2010, a jury verdict was rendered in Hopkins County, Kentucky against Sun Healthcare Group, Inc. (the “Company”) and certain of its subsidiaries for $2.75 million in compensatory damages and $40 million in punitive damages. The case, Offutt v. HBR Madisonville, LLC, involves claims for professional negligence resulting in wrongful death.

The Company disagrees with the jury’s verdict and believes that it is not supported by the facts of the case or applicable law.  The Company intends to vigorously pursue various post-trial motions, as well as an appeal.

At this point in time, there is insufficient information to determine whether an adjustment to the Company’s reserves for general and professional liability exposure is warranted.  The Company generally is self insured for up to $5 million for claims of this type and carries insurance for amounts in excess of $5 million.  The Company has notified its excess insurer and is in the process of assessing its insurance coverage for this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  November 17, 2010